Exhibit 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

March 17, 2014

U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549

Re: Yummy Flies, Inc.
SEC File No. 000-54888

On November 30, 2013 my appointment as auditor for Yummy Flies, Inc. ceased. I have read Yummy Flies, Inc.’s statements included under Item 4.01 of its Form 8-K dated March 17, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant